UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 11, 2007
(Date of earliest event reported)
Regency Energy Partners LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51757 (Commission File Number)	16-1731691 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 2900 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 750-1771
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 11. 2007, Regency Energy Partners LP, a Delaware limited partnership (“Regency”), and ADJHR, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Regency (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) among CDM Resource Management, Ltd., a Texas limited partnership (“CDM”), CDM OLP GP, LLC, a Delaware limited liability company and the sole general partner of CDM, and CDMR Holdings, LLC, a Delaware limited liability company and the sole limited partner of CDM (each a “Partner” and together the “Partners”). Pursuant to the Merger Agreement, CDM will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity after the merger (the “Merger”).
     The aggregate consideration to be received by the Partners in the Merger is to consist of (x) $655,000,000 less (y) the amount by which (i) the aggregate amount necessary to repay all the indebtedness of CDM as of the closing date and all amounts necessary to purchase the equipment held by CDM under certain compression equipment operating leases (the “Payoff Amount”) exceeds (ii) the aggregate principal amount of borrowings made after October 31, 2007 under CDM’s revolving credit facility, subject to certain limits (the “Allowed Debt Amount”) and less (z) the aggregate of all costs and expenses payable by CDM that are associated with the proposed initial public offering of units of CDM Resource Partners, L.P. and that were not paid as of November 1, 2007. Such aggregate consideration will be payable in cash and Class D Common Units of Regency (“Class D Common Units”) upon the terms and subject to the conditions set forth in the Merger Agreement.
     At the effective time of the Merger, all issued and outstanding partnership interests of CDM will be canceled and will be converted into the right to receive the aggregate of (i) $450,000,000 in cash, less the amount by which the Payoff Amount exceeds the Allowed Debt Amount, (ii) a number of Class D Common Units resulting from the quotient obtained by dividing (x) $205,000,000 by (y) the product of (A) the average of the closing sales prices, regular way, of a Common Unit of Regency (a “Common Unit”), as such price is reported on the NASDAQ Global Select Market, over the time period beginning on, and including, the tenth trading day immediately prior to the date of the Merger Agreement and ending on, and including, the tenth trading day immediately after the date of the Merger Agreement, multiplied by (B) 0.925. If, however, such product is less than $27.00, then such product will be deemed to be $27.00 and, if such product is greater than $33.00, then such product will be deemed to be $33.00 (as so determined, the “Discounted Average Price”). The Class D Common Units automatically convert into Common Units on a one-for-one basis one year after issuance of the Class D Common Units. The holders of Class D Common Units vote along with holders of Common Units. The holders of Class D Common Units do not participate in regularly quarterly distributions of cash from Operating Surplus (as defined in Regency’s Partnership Agreement).
     Of those Class D Common Units issued in the Merger, a portion having a value based on the Discounted Average Price of $118,250,000 will be deposited by Regency with an escrow agent pursuant to an escrow agreement to be dated the closing date. Such Units would be recoverable by Regency for up to one year after the Closing to cover amounts, if any, owing by the Partners under the Merger Agreement, including obligations for breaches of representation, warranties and covenants of the Partners.

     If the Merger has not occurred on or before January 31, 2008 solely as a result of a breach by Regency or Merger Sub of one or more of their respective representations, warranties, covenants or other agreements in the Merger Agreement, Regency will be responsible for the payment to CDM of $15,000,000 in liquidated damages (the “Breakage Fee”). If the Merger has not occurred on or before the date that is 35 days after the date of the Merger Agreement and the Merger Agreement has not been terminated, Regency will deposit with an escrow agent $15,000,000 in cash as security for the Breakage Fee.
     The Merger Agreement contains various representations, warranties and covenants made by the parties, including covenants by CDM to conduct its operations in the ordinary course between the date of the Merger Agreement and the completion of the Merger. The completion of the Merger is subject to various conditions. The Merger Agreement also contains certain rights concerning the ability of CDM and Regency to terminate the Merger Agreement.
     Regency anticipates that it will fund the cash portion of the purchase price through borrowings under the existing revolving credit facility of Regency Gas Services LP, a wholly owned subsidiary of Regency, as supplemented by $250 million of new revolving credit commitments. Regency has received a commitment from one of the lead lenders under that existing revolving credit facility to provide the new revolving credit commitments. Availability of the new commitments is subject to satisfaction of customary conditions precedent.
Cautionary Statements
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement provides further information regarding the terms of the Merger. The Merger Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about Regency or CDM. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are as of specified dates and were made only for purposes of such Merger Agreement. Such representations and warranties are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed between the parties, including being qualified by information contained in the disclosure letters exchanged between the parties in connection with the execution of the Merger Agreement that may modify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risks between Regency and CDM, rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Regency or CDM.
Item 3.02 Unregistered Sales Of Equity Securities.
     Pursuant to the Merger Agreement, at the effective time of the Merger, Regency will issue, as a portion of the Merger Consideration, a number of Class D Common Units. These Class D Common Units will be issued pursuant to the Merger Agreement without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act. The exemption from registration is based on, among other things, the receipt of certain representations from the Partners The information relating to the issuance of Class D Common Units from Item 1.01 is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
     In connection with the announcement of the Merger, Regency is scheduled to hold a teleconference at 3:00 p.m., Central time, on December 12, 2007. A live webcast of the call can be accessed on the investor information page of Regency’s website at www.regencyenergy.com. A replay and transcript of the broadcast will also be available on Regency’s website. A copy of the slides to be presented by Regency at the teleconference and webcast is attached as Exhibit 99.1 to this Current Report on Form 8-K. The presentation slides include statements intended as “forward-looking statements”, which are subject to the cautionary statement about forward-looking statements set forth therein.
     A copy of the presentation to be presented at the teleconference and webcast is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor is it subject to the liabilities of that section. Neither the information contained in this Section 7.01 nor the information in the presentation shall be deemed to be incorporated by reference into the filings of Regency under the Securities Act, except as set forth with respect thereto in any such filing.
Item 8.01 Other Events.
     On December 12, 2007, Regency issued a press release relating to the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.
Forward-Looking Statements
     Regency may make statements herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that Regency expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or Regency’s or CDM’s future performance and are subject to risks, uncertainties and other important factors that could cause events or Regency’s or CDM’s actual performance or achievements to be materially different than those projected by Regency. For a full discussion of these risks, uncertainties and factors, Regency encourages you to read its documents on file with the SEC. Except as required by law, Regency does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.
     (d)      Exhibits.

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of December 11, 2007, by and among CDM Resource Management, Ltd., a Texas limited partnership, CDM OLP GP, LLC, a Delaware limited liability company and the sole general partner of CDM, CDMR Holdings, LLC, a Delaware limited liability company and the sole limited partner of CDM, Regency Energy Partners LP, a Delaware limited partnership, and ADJHR LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary of Regency (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).
Exhibit 99.1	Slide presentation at a teleconference and webcast with Regency on December 12, 2007.
Exhibit 99.2	Press Release dated December 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
	By:	Regency GP LP, its general partner
	By:	Regency GP LLC, its general partner

Date: December 12, 2007	By:	/s/ Stephen L. Arata
Stephen L. Arata
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of December 11, 2007, by and among CDM Resource Management, Ltd., a Texas limited partnership, CDM OLP GP, LLC, a Delaware limited liability company and the sole general partner of CDM, CDMR Holdings, LLC, a Delaware limited liability company and the sole limited partner of CDM, Regency Energy Partners LP, a Delaware limited partnership, and ADJHR LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary of Regency (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).
Exhibit 99.1	Slide presentation at a teleconference and webcast with Regency on December 12, 2007.
Exhibit 99.2	Press Release dated December 12, 2007.